Exhibit 21.1

KITE REALTY GROUP TRUST

LIST OF SUBSIDIARIES

Subsidiary		Jurisdiction of Organization

1.	Kite Realty Group, L.P.	Delaware
2.	Kite Washington, LLC	Indiana
3.	KRG Washington Management, LLC	Delaware
4.	82 & Otty, LLC	Indiana
5.	Kite Kokomo, LLC	Indiana
6.	KRG San Antonio, LP	Indiana
7.	Kite San Antonio, LLC	Indiana
8.	KRG Cedar Hill Village, LP	Indiana
9.	KRG Texas, LLC	Indiana
10.	Kite Coral Springs, LLC	Indiana
11.	Westfield One, LLC	Indiana
12.	KRG Frisco Bridges, LP	Indiana
13.	116th & Olio, LLC	Indiana
14.	Glendale Center, LLC	Indiana
15.	Kite Holdings, LLC	Indiana
16.	Kite Greyhound, LLC	Indiana
17.	Kite Greyhound III, LLC	Indiana
18.	Kite McCarty State, LLC	Indiana
19.	International Speedway Square, Ltd.	Florida
20.	Kite Daytona, LLC	Indiana
21.	KRG Daytona Management, LLC	Indiana
22.	Jefferson Morton, LLC	Indiana
23.	Kite Franklin, LLC	Indiana
24.	Kite King’s Lake, LLC	Indiana
25.	Kite New Jersey, LLC	Indiana
26.	Kite Michigan Road, LLC	Indiana
27.	KRG Capital, LLC	Indiana
28.	Ohio & 37, LLC	Indiana
29.	Kite Shadeland, LLC	Indiana
30.	Kite Pen, LLC	Indiana
31.	KRG Cedar Hill Plaza, LP	Delaware
32.	KRG CHP Management, LLC	Indiana
33.	KRG Preston Commons, LP	Indiana
34.	Kite Acworth, LLC	Indiana
35.	Eagle Plaza II, LLC	Indiana
36.	Kite Eagle Creek, LLC	Indiana
37.	Kite Eagle Creek II, LLC	Indiana
38.	Kite Silver Glen, LLC	Indiana
39.	Spring Mill Medical, LLC	Indiana
40.	Kite Spring Mill Medical, LLC	Indiana
41.	Kite Spring Mill II, LLC	Indiana
42.	Noblesville Partners, LLC	Indiana
43.	Center Associates, LLC	Indiana
44.	Corner Associates, L.P.	Indiana
45.	KRG Corner Associates, LLC	Indiana
46.	Kite West 86th Street, LLC	Indiana
47.	Kite West 86th Street II, LLC	Indiana
48.	Kite West 86th Street III, LLC	Indiana
49.	Kite Washington Parking, LLC	Indiana
50.	176 & Meridian, LLC	Indiana

51.	50th & 12th, LLC	Indiana
52.	Whitehall Pike, LLC	Indiana
53.	KRG Whitehall Pike Management, LLC	Indiana
54.	KRG Management, LLC	Indiana
55.	KRG Construction, LLC	Indiana
56.	KRG Development, LLC	Indiana
57.	Kite Realty Holding, LLC	Indiana
58.	Kite Realty Advisors, LLC	Indiana
59.	Kite Realty Construction, LLC	Indiana
60.	Kite Realty Development, LLC	Indiana
61.	KRG Eagle Creek III, LLC	Indiana
62.	KRG Fishers Station I, LLC	Indiana
63.	KRG Fishers Station II, LLC	Indiana
64.	KRG Hamilton Crossing, LLC	Indiana
65.	KRG Galleria Plaza, LP	Indiana
66.	KRG Sunland Management, LLC	Indiana
67.	KRG Sunland, LP	Indiana
68.	KRG Waterford Lakes, LLC	Indiana
69.	KRG Panola I, LLC	Indiana
70.	KRG Panola II, LLC	Indiana
71.	KRG Gainesville, LLC	Indiana
72.	KRG/CREC Gainesville, LLC	Florida